                                                                   EXHIBIT 4.5


                      AMENDMENT NO. 2 TO LOAN AGREEMENT

     This Amendment No. 2 to Loan Agreement (this "Amendment") dated as of July 23, 1997 is entered into with reference to the Amended and Restated Loan Agreement dated as of July 31, 1996, among Eldorado Resorts LLC, a Nevada limited liability company ("Borrower"), the Banks therein named, and Bank of America National Trust and Savings Association, as Administrative Agent (as amended, the "Loan Agreement"). Terms defined in the Loan Agreement are used herein with the same meanings. Borrower and Administrative Agent, acting with the consent of the Requisite Banks in accordance with Section 11.2 of the Loan Agreement, hereby amend the Loan Agreement as follows:


     1. AMENDMENT TO MARGINS. Section 1.1 of the Loan Agreement is hereby amended so that the definition of "Applicable Percentage" set forth therein reads in full as follows:


         "APPLICABLE PERCENTAGE" means, during each calendar month, the per annum percentage set forth below opposite the Pricing Leverage Ratio set forth in the then most recently delivered Pricing Certificate (a) with respect to each Base Rate Loan, in the column headed "Base Rate",
     (b) with respect to each Eurodollar Rate Loan, in the column headed "Eurodollar Rate", (c) for each Letter of Credit, in the column headed "Letters of Credit", and (d) with respect to Commitment Fees, in the column headed "Commitment Fees":


     PRICING-LEVERAGE               BASE            EURODOLLAR            LETTER                   COMMITMENT
     RATIO                          RATE            RATE                  OF CREDIT FEES           FEES
     Less than                       0%             0.7500%               0.7500%                  0.2000%
     1.50:1.00

     Greater than or                 0%             1.0000%               1.0000%                  0.2500%
     equal to 1.50:1.00
     but less than 2.00:1.00

     Greater than or                 0%             1.2500%               1.2500%                  0.3125%
     equal to 2.00:1.00
     but less than 2.50:1.00

     Greater than or                 0.2500%        1.5000%               1.5000%                  0.3750%
     equal to 2.50:1.00
     but less than 3.00:1.00

     Greater than or                 0.5000%        1.7500%               1.7500%                  0.4375%
     equal to 3.00:1.00
     but less than 3.50:1.00

     Greater than or                 0.7500%        2.0000%               2.0000%                  0.5000%
     equal to 3.50:1.00



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     PROVIDED that (a) if the Senior Debt to EBITDA Ratio, as of the last day of the Fiscal Quarter ending immediately prior to the date of any such Pricing Certificate is less than or equal to 1.00 to 1.00, the Applicable Percentages set forth above for Eurodollar Rate
     Loans and Letter of Credit Fees shall be reduced by 0.1250%, (b) if the Senior Debt to EBITDA Ratio, as of the last day of the Fiscal
     Quarter ending immediately prior to the date of any such Pricing Certificate is less than or equal to 0.75 to 1.00, the Applicable Percentages set forth above for Eurodollar Rate Loans and Letter of Credit Fees shall be reduced by and additional 0.1250%, and applicable Percentages set forth above for Commitment Fees shall be reduced by 0.05%.

     2. PRICING CERTIFICATE. The form of the Pricing Certificate is hereby amended to read as set forth in the attachment hereto.

     3. CONDITIONS PRECEDENT. The effectiveness of this Amendment shall be conditioned upon the receipt by the Administrative Agent of the following:

         (a) Counterparts of this Amendment executed by Borrower and the Administrative Agent, acting on behalf of the Banks;

         (b) Written consents to the execution, delivery and performance hereof from each of the Banks.

     4. REPRESENTATION AND WARRANTY. Borrower represents and warrants to the Administrative Agent and the Banks that no Default or Event of Default has occurred and remains continuing.

     5. CONFIRMATION. In all other respects, the terms of the Loan Agreement and the other Loan Documents are hereby confirmed.

         IN WITNESS WHEREOF, Borrower and the Administrative Agent have executed this Amendment as of the date first written above by their duly authorized representatives.

                                      ELDORADO RESORTS LLC

                                      By: /s/ Donald L. Carano
                                          -----------------------------------
                                      Donald L. Carano, Chief Executive Officer


                                      BANK OF AMERICA NATIONAL TRUST AND
                                      SAVINGS ASSOCIATION, as Administrative
                                      Agent


                                      By: /s/ Janice Hammond
                                          -----------------------------------
                                          Janice Hammond, Vice President


The undersigned hereby consents to the execution, delivery and performance by Borrower, the Banks and the Administrative Agent of the foregoing Amendment No. 2 to Loan Agreement. The undersigned represents and warrants to the Administrative Agent and the Banks that there is no defense, counterclaim or offset of any type or nature to the Subsidiary Guaranty and the other Loan Documents executed by the undersigned, and that the same remain in full force and effect:

ELDORADO CAPITAL CORPORATION

By:    Donald L. Carano
       -------------------------------

Title: President
       -------------------------------


                                     -3-